Exhibit 99.1

Jack in the Box Inc. Reports Third Quarter FY 2009 Earnings and Updates FY 2009 Guidance

SAN DIEGO--(BUSINESS WIRE)--August 4, 2009--Jack in the Box Inc. (NASDAQ: JACK) today reported earnings from continuing operations of $32.9 million, or 57 cents per diluted share, for the third quarter ended July 5, 2009, compared with earnings from continuing operations of $29.5 million, or 50 cents per diluted share, for the third quarter of fiscal 2008. Third quarter 2009 results include a pre-tax loss of approximately $2.4 million, or approximately 3 cents per diluted share, related to the expected sale of a lower-performing Jack in the Box® company-operated market that is anticipated to close by the end of the calendar year. This loss is included in “Gains on sale of company-operated restaurants, net” in the accompanying consolidated statements of earnings.

As previously announced, the company expects to complete the sale of its 61 Quick Stuff® convenience stores by the end of fiscal 2009 in multiple all-cash transactions. As a result, the company recorded an after-tax charge of $14.1 million in the third quarter, which reduced diluted earnings per share by approximately 24 cents. This charge and the results of operations for Quick Stuff are included in discontinued operations in the accompanying consolidated statements of earnings for all periods presented.

Third quarter FY 2009 results

Same-store sales at Jack in the Box company restaurants decreased 1.0 percent in the third quarter compared with a year-ago decrease of 0.4 percent. Sales during the quarter started off strong but deteriorated significantly near the end of the quarter.

System same-store sales at Qdoba Mexican Grill® decreased 2.8 percent in the third quarter versus a year-ago increase of 0.5 percent, in line with the company’s guidance.

Consolidated restaurant operating margin improved to 18.4 percent of sales in the third quarter of 2009, compared with 16.7 percent of sales in the year-ago quarter and 16.5 percent of sales in the second quarter of 2009. Food and packaging costs were 180 basis points better than prior year as a result of the benefit of effective price increases at Jack in the Box of approximately 3.3 percent, favorable product mix, and the company’s margin-improvement initiatives. Commodity costs were approximately 0.8 percent lower in the quarter versus prior year, better than anticipated, as most commodities trended favorable to the company’s expectations, including beef and cheese, which were down 4 percent and more than 25 percent, respectively, from last year’s third quarter. Restaurant operating costs were 50.1 percent of restaurant sales, equal to the year-ago quarter, with improvements in labor and utilities expense offsetting higher depreciation resulting from the kitchen enhancement program completed in fiscal 2008 and the ongoing re-image program at Jack in the Box, as well as higher rent and depreciation related to new restaurant development and sales deleverage at Jack in the Box and Qdoba.

“We’re pleased with the improvement in restaurant operating margin and earnings despite the deceleration in sales during the quarter,” said Linda A. Lang, chairman and chief executive officer. “The ongoing recession, which was exacerbated by higher unemployment and rising gas prices during the quarter, has consumers cutting back on their discretionary spending. In addition, we have seen aggressive discounting by not only quick-service competitors but other segments of the restaurant industry as well.”

SG&A expense improved to 10.9 percent of revenues in the third quarter compared with 11.0 percent last year with positive mark-to-market adjustments on investments supporting the company’s non-qualified retirement plans substantially offsetting impairment charges and higher pre-opening costs.

Gains on the sale of 23 company-operated Jack in the Box restaurants to franchisees totaled $11.1 million in the third quarter compared with $15.2 million in the year-ago quarter from the sale of 17 restaurants. Partially offsetting these gains was a loss of $2.4 million related to the expected sale of a lower-performing Jack in the Box company-operated market that is expected to be completed by the end of the calendar year. Excluding this loss, average gains were $482,000 in the quarter. Through the first three quarters of fiscal 2009, the company refranchised 98 Jack in the Box restaurants, with gains totaling $44.3 million, including the $2.4 million loss.

The company provided $5.3 million in bridge financing during the quarter for one of the three refranchising transactions. As of the end of the third quarter, notes receivable from franchisees related to refranchising activities totaled $12.3 million.

The Jack in the Box system is now 42 percent franchised versus 36 percent a year ago. The company remains on track to achieve its long-term goal to increase the percentage of franchise ownership in the Jack in the Box system to 70 to 80 percent by the end of fiscal year 2013.

The tax rate for the third quarter was 37.7 percent compared with 38.9 percent in the prior year, with the decrease due to higher work opportunity tax credits as well as the market performance of insurance investment products used to fund certain non-qualified retirement plans. Changes in the cash value of the insurance products are not deductible or taxable.

Restaurant openings

Fifteen new Jack in the Box restaurants opened in the third quarter, including 9 company locations, compared with 7 new restaurants opened systemwide during the same quarter last year. Late in the quarter, a franchisee opened two restaurants in a new contiguous market, Albuquerque, N.M. Opening week sales at each of the locations exceeded $115,000. Through the first three quarters of 2009, 49 new Jack in the Box restaurants opened, compared to 23 in the first three quarters of 2008. In the third quarter, 9 Qdoba restaurants opened, including 4 franchised locations, versus 18 new restaurants in the year-ago quarter, 16 of which were franchised.

At July 5, 2009, the company’s system total comprised 2,199 Jack in the Box restaurants, including 921 franchised locations, and 491 Qdoba restaurants, including 344 franchised locations.

Third quarter FY 2009 initiatives

During the quarter, the company continued to execute its strategic initiative to reinvent the Jack in the Box brand. This initiative is expected to drive sales by offering guests a better restaurant experience than typically found in the quick-serve restaurant segment through menu innovation, enhanced restaurant facilities and improvements in guest service.

In April, Jack in the Box enhanced its line of Real Fruit Smoothies with a new Tropical flavor, which is made from a blend of banana and mango Minute Maid® fruit juices and purees blended with nonfat frozen yogurt.

In early June, Jack in the Box expanded its product platform of mini burgers and sandwiches by adding Mini Buffalo Ranch Chicken Sandwiches, which feature a trio of mini homestyle chicken fillets topped with Frank’s RedHot sauce, ranch sauce and shredded lettuce on toasted mini buns.

Also in June, Jack in the Box added Flavored Iced Teas to its lineup of premium beverages and debuted three refreshing flavors – Mango, Peach and Raspberry.

A major element of the company’s strategic initiative to reinvent the Jack in the Box brand is a comprehensive restaurant re-imaging program. Approximately 45 percent of the Jack in the Box system, including new construction, now features all interior and exterior elements of the program. Exterior enhancements, including new paint schemes, lighting and landscaping, are now completed at 69 percent of the Jack in the Box system.

Guidance (from continuing operations)

The following guidance and underlying assumptions reflect the company’s current expectations for the fourth quarter and fiscal year ending Sept. 27, 2009, in approximate amounts:

Q4 FY 2009 guidance

  2.5 to 4.5 percent same-store sales decrease at Jack in the Box company restaurants versus a 0.8 percent decrease in the year-ago quarter.
  2 to 4 percent same-store sales decrease at Qdoba system restaurants versus a 1.0 percent decrease in the year-ago quarter.
  Same-store sales guidance reflects trends experienced during the first four weeks of the fourth quarter.

Fiscal year 2009 guidance update

  Flat to 1 percent decrease in same-store sales at Jack in the Box company restaurants.
  1 to 3 percent decrease in same-store sales at Qdoba system restaurants.
  Overall commodity costs are expected to increase by approximately 2 percent.
  Restaurant operating margin for the full year is expected to be in the low 16-percent range.
  Approximately 60 new Jack in the Box restaurants, including approximately 40 company locations.
  55 to 65 new Qdoba restaurants, including approximately 25 company locations.
  $65 to $70 million in gains on the sale of approximately 150 Jack in the Box restaurants to franchisees, with $90 to $95 million in total proceeds resulting from the sales.
  Capital expenditures of approximately $175 million.
  SG&A expense related to continuing operations in the mid-11 percent range, assuming no further mark-to-market adjustments of significance.
  Tax rate of approximately 39 percent.
  Diluted earnings per share from continuing operations of $2.11 to $2.18, including franchise gains, with the range reflecting uncertainty in the timing of anticipated refranchising transactions as well as same-store sales volatility. EPS guidance from continuing operations excludes the results for Quick Stuff, which contributed 2 cents per diluted share in fiscal 2008, as well as any potential insurance recoveries related to Hurricane Ike.

Conference call

The company will host a conference call for financial analysts and investors on Wednesday, Aug. 5, 2009, beginning at 8:30 a.m. PDT (11:30 a.m. EDT). The conference call will be broadcast live over the Internet via the Jack in the Box website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the conference-call link on the Jack in the Box Inc. home page for 21 days, beginning at approximately 11:00 a.m. PDT on Aug. 5.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with approximately 2,200 restaurants in 18 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with approximately 500 restaurants in 42 states and the District of Columbia. For more information, visit www.jackinthebox.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to substantial risks and uncertainties. A variety of factors could cause the company’s actual results to differ materially from those expressed in the forward-looking statements. These factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission which are available online at www.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	July 5,	July 6,	July 5,	July 6,
	2009	2008	2009	2008

Revenues:
Restaurant sales	$457,586	$489,223	$1,554,561	$1,627,748
Distribution sales	72,534	65,380	231,517	207,417
Franchised restaurant revenues	45,602	37,260	144,728	121,729
	575,722	591,863	1,930,806	1,956,894
Operating costs and expenses:
Restaurant costs of sales	143,952	162,658	508,578	537,392
Restaurant operating costs	229,427	245,039	793,001	817,341
Distribution costs of sales	72,456	64,904	230,070	206,253
Franchised restaurant costs	18,961	15,310	58,651	49,150
Selling, general and administrative expenses	62,532	64,967	220,221	220,399
Gains on the sale of company-operated restaurants, net	(8,725)	(15,247)	(44,320)	(43,225)
	518,603	537,631	1,766,201	1,787,310

Earnings from operations	57,119	54,232	164,605	169,584

Interest expense	4,622	6,041	17,802	21,895
Interest income	(250)	(77)	(1,130)	(370)
Interest expense, net	4,372	5,964	16,672	21,525

Earnings from continuing operations and before income taxes	52,747	48,268	147,933	148,059

Income taxes	19,871	18,770	57,504	55,924

Earnings from continuing operations	32,876	29,498	90,429	92,135

Earnings (losses) from discontinued operations, net	(13,318)	418	(12,613)	270
Net earnings	$19,558	$29,916	$77,816	$92,405

Net earnings per share - basic:
Earnings from continuing operations	$0.58	$0.51	$1.59	$1.57
Earnings (losses) from discontinued operations, net	(0.24)	0.01	(0.22)	0.00
Net earnings per share	$0.34	$0.52	$1.37	$1.57

Net earnings per share - diluted:
Earnings from continuing operations	$0.57	$0.50	$1.57	$1.54
Earnings (losses) from discontinued operations, net	(0.23)	0.01	(0.22)	0.00
Net earnings per share	$0.34	$0.51	$1.35	$1.54

Weighted-average shares outstanding:
Basic	56,921	57,746	56,728	58,785
Diluted	57,975	58,767	57,697	59,963

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	July 5,	September 28,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$12,153	$47,884
Accounts and other receivables, net	62,723	70,290
Inventories	39,543	45,206
Prepaid expenses	37,596	20,061
Deferred income taxes	46,166	46,166
Assets held for sale	122,673	112,994
Other current assets	6,904	7,480
Total current assets	327,758	350,081

Property and equipment, at cost	1,617,289	1,605,497
Less accumulated depreciation and amortization	(676,263)	(662,435)
Property and equipment, net	941,026	943,062
Other assets, net	216,982	205,275
	$1,485,766	$1,498,418

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$36,336	$2,331
Accounts payable	81,455	99,708
Accrued liabilities	197,519	213,631
Total current liabilities	315,310	315,670

Long-term debt, net of current maturities	419,150	516,250

Other long-term liabilities	158,414	161,277

Deferred income taxes	46,453	48,110

Stockholders’ equity:
Preferred stock $.01 par value, 15,000,000 authorized, none issued	-	-
Common stock $.01 par value, 175,000,000 authorized, 73,950,008 and 73,506,049 issued, respectively	740	735
Capital in excess of par value	167,132	155,023
Retained earnings	873,473	795,657
Accumulated other comprehensive loss, net	(20,447)	(19,845)
Treasury stock, at cost, 16,726,032 shares	(474,459)	(474,459)
Total stockholders' equity	546,439	457,111
	$1,485,766	$1,498,418

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Forty Weeks Ended
	July 5,	July 6,
	2009	2008

Cash flows from operating activities:
Net earnings	$77,816	$92,405
Losses (earnings) from discontinued operations, net	12,613	(270)
Net earnings from continuing operations	90,429	92,135
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,389	74,417
Deferred finance cost amortization	1,195	1,103
Deferred income taxes	(1,283)	(2,219)
Share-based compensation expense awards	6,926	6,581
Pension and postretirement expense	9,419	11,139
Losses on cash surrender value of company-owned life insurance	7,690	5,658
Gains on the sale of company-operated restaurants, net	(44,320)	(43,225)
Gains on the acquisition of franchise-operated restaurants	(958)	-
Losses on the disposition of property and equipment, net	9,269	12,978
Impairment charges	6,243	1,811
Changes in assets and liabilities, excluding acquisitions and dispositions:
Increase in receivables	(5,489)	(14,948)
Decrease (increase) in inventories	5,663	(3,706)
Decrease (increase) in prepaid expenses and other current assets	(15,864)	114
Increase (decrease) in accounts payable	2,127	(11,095)
Pension and postretirement contributions	(19,040)	(24,133)
Decrease in other liabilities	(17,293)	(1,051)
Cash flows provided by operating activities from continuing operations	112,103	105,559
Cash flows provided by operating activities from discontinued operations	2,953	3,762
Cash flows provided by operating activities	115,056	109,321

Cash flows from investing activities:
Purchases of property and equipment	(118,760)	(109,229)
Proceeds from the sale of company-operated restaurants	49,447	53,941
Purchases of assets held for sale and leaseback, net	(27,981)	(9,345)
Collections on notes receivable	23,659	36
Acquisition of franchise-operated restaurants	(6,760)	-
Other	(2,076)	(3,949)
Cash flows used in investing activities from continuing operations	(82,471)	(68,546)
Cash flows used in investing activities from discontinued operations	(1,765)	(3,817)
Cash flows used in investing activities	(84,236)	(72,363)

Cash flows from financing activities:
Borrowings on revolving credit facility	381,000	392,000
Repayments of borrowings on revolving credit facility	(442,000)	(322,000)
Principal payments on debt	(2,095)	(4,855)
Proceeds from issuance of common stock	4,117	8,078
Repurchase of common stock	-	(100,000)
Excess tax benefits from share-based compensation arrangements	1,228	4,446
Change in book overdraft	(8,801)	(15,859)
Cash flows used in financing activities	(66,551)	(38,190)

Net decrease in cash and cash equivalents	(35,731)	(1,232)
Cash and cash equivalents at beginning of period	47,884	15,702
Cash and cash equivalents at end of period	$12,153	$14,470

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table sets forth, unless otherwise indicated, the percentage relationship to total revenues of certain items included in our condensed consolidated statements of earnings:

	Twelve Weeks Ended		Forty Weeks Ended
	July 5,	July 6,	July 5,	July 6,
	2009	2008	2009	2008
Statement of Earnings Data:
Revenues:
Restaurant sales	79.5%	82.7%	80.5%	83.2%
Distribution sales	12.6%	11.0%	12.0%	10.6%
Franchised restaurant revenues	7.9%	6.3%	7.5%	6.2%
Total revenues	100.0%	100.0%	100.0%	100.0%

Operating costs and expenses:
Restaurant costs of sales (1)	31.5%	33.2%	32.7%	33.0%
Restaurant operating costs (1)	50.1%	50.1%	51.0%	50.2%
Distribution costs of sales (1)	99.9%	99.3%	99.4%	99.4%
Franchised restaurant costs (1)	41.6%	41.1%	40.5%	40.4%
Selling, general and administrative expenses	10.9%	11.0%	11.4%	11.3%
Gains on sale of company-operated restaurants, net	(1.5%)	(2.6%)	(2.3%)	(2.2%)
Earnings from operations	9.9%	9.2%	8.5%	8.7%

Income tax rate (2)	37.7%	38.9%	38.9%	37.8%

(1) As a percentage of the related sales and/or revenues
(2) As a percentage of earnings from continuing operations and before income taxes.

The following table summarizes the changes in the number of Jack in the Box and Qdoba company-operated and franchised restaurants:

	Forty Weeks Ended July 5, 2009			Forty Weeks Ended July 6, 2008
	Company	Franchised	Total	Company	Franchised	Total
Jack in the Box:
Beginning of period	1,346	812	2,158	1,436	696	2,132
New	35	14	49	13	10	23
Franchised	(98)	98	-	(68)	68	-
Closed	(5)	(3)	(8)	(3)	(4)	(7)
End of period	1,278	921	2,199	1,378	770	2,148
% of system	58%	42%	100%	64%	36%	100%
Qdoba:
Beginning of period	111	343	454	90	305	395
New	14	27	41	9	43	52
Acquired	22	(22)	-	-	-	-
Closed	-	(4)	(4)	-	(9)	(9)
End of period	147	344	491	99	339	438
% of system	30%	70%	100%	23%	77%	100%

Consolidated:
Total system	1,425	1,265	2,690	1,477	1,109	2,586
% of system	53%	47%	100%	57%	43%	100%

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, 858-571-2407
or
Media Contact:
Brian Luscomb, 858-571-2291